UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023 (August 16, 2023)

EIGHTCO HOLDINGS INC.

(f/k/a CRYPTYDE, INC.)

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 5, 2023, the Company’s wholly owned subsidiary, Forever 8 Fund, LLC (the “Borrower”), entered into a Loan and Security Agreement (the “Agreement”) with several individuals, financial institutions and entities (collectively, the “Lenders”). On August 16, 2023, Joseph Johnston entered into the Agreement and advanced the Borrower $100,000 under the same terms. The Borrower issued Mr. Johnston a Promissory Note in the amount of $100,000 on this same date. On August 17, 2023, Kevin O’Donnell, a Company director, entered into the Agreement and advanced the Borrower $100,000 under the same terms. The Borrower issued Mr. O’Donnell a Promissory Note in the amount of $100,000 on this same date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement and Promissory Note between Forever 8 Fund, LLC and Kevin O’Donnell
10.2	Loan and Security Agreement and Promissory Note between Forever 8 Fund, LLC and Joseph Johnston
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2023

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer